SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2008

GALAXY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 1050, Denver, Colorado 80202
(Address of principal executive offices)(Zip Code)

(303) 293-2300
Registrant's telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 23, 2008, Galaxy Energy Corporation and its wholly-owned subsidiary, Dolphin Energy Corporation, filed a Motion Pursuant to §§105(A) and 362 of the Bankruptcy Code for Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Claims Against and Interests in Debtors’ Estates.  Those who oppose the Motion must file a written objection and a request for a hearing with the Court on or before October 10, 2008, as more fully explained in the Amended Notice, which is filed with this report as an exhibit.

Item 9.01                    Financial Statements and Exhibits

Regulation S-K Number	Document

99.1
Amended Notice Pursuant to Local Bankruptcy Rule 202 of Motion Pursuant to §§105(A) and 362 of the Bankruptcy Code for Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Claims Against and Interests in Debtors’ Estates

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
September 23, 2008	By: /s/ William P. Brand, Jr. William P. Brand, Jr. Interim Chief Financial Officer

EXHIBIT INDEX

Regulation S-K Number	Document

99.1
Amended Notice Pursuant to Local Bankruptcy Rule 202 of Motion Pursuant to §§105(A) and 362 of the Bankruptcy Code for Order Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Claims Against and Interests in Debtors’ Estates